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                                                                   Exhibit 23.02

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Laser Power Corporation's Selected Historical Financial Data" and "Experts" and to the use of our report dated December 4, 1999, with respect to the consolidated financial statements of Laser Power Corporation included in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of II-VI Inc. for the registration of shares of its common stock.

                                         ERNST & YOUNG LLP

                                         /s/ Ernst & Young LLP


San Diego, California
August 3, 2000